Exhibit 3.1

FIFTH AMENDED AND RESTATED BYLAWS

OF

EARTHLINK, INC.

(a Delaware corporation)

effective as of

April 23, 2013

i

5.2.	Vacancies	11

5.3.	Removals	11

ARTICLE VI	CAPITAL STOCK	12

6.1.	Shares of Stock	12

6.2.	Transfer of Stock	12

6.3.	Record Dates	12

6.4.	Action by Written Consent	13

6.5.	Lost Certificates	14

ARTICLE VII	FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.	14

7.1.	Fiscal Year	14

7.2.	Bank Deposit, Checks, Etc.	14

ARTICLE VIII	BOOKS AND RECORDS	15

8.1.	Place of Keeping Books	15

8.2.	Examination of Books	15

ARTICLE IX	NOTICES AND WAIVERS	15

9.1.	Requirements of Notice	15

9.2.	Waivers	15

ARTICLE X	SEAL	15

ARTICLE XI	POWERS OF ATTORNEY	16

ARTICLE XII	INDEMNIFICATION	16

12.1.	Indemnification	16

12.2.	Prepayment of Expenses	16

12.3.	Insurance, Contracts and Funding	17

12.4.	Indemnification Not Exclusive Right; Beneficiaries of Rights	17

12.5.	Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies	17

12.6.	Severability	21

12.7.	Indemnification of Employees Serving as Directors	21

12.8.	Indemnification of Employees and Agents	21

ARTICLE XIII	AMENDMENTS	22

ARTICLE XIV	INCONSISTENT PROVISIONS	22

ii

FIFTH AMENDED AND RESTATED BYLAWS
of
EARTHLINK, INC.

ARTICLE I
OFFICES

EarthLink, Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1.                            Places of Meetings.  All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof.

2.2.                            Annual Meetings.  The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Tuesday in May or such other date within five (5) months after the end of each fiscal year of the Corporation and at such time as may be designated from time to time by the Board of Directors.  If the annual meeting is not held as specified in the preceding sentence, it may be held as soon thereafter as convenient and shall be called the annual meeting.  Unless otherwise provided by law, the Corporation’s certification of incorporation (as amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, or by electronic transmission as provided in Section 2.8 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

2.3.                            Special Meetings.  Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or a majority of the Board of Directors.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, or by electronic transmission as provided in Section 2.8 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

2.4.                            Voting.  At all meetings of stockholders, each stockholder entitled to vote on the record date, as determined under Article VI, Section 6.3 of these Bylaws or, if not so determined, as prescribed under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), shall be entitled to one vote for each share of stock standing of record in the name of such stockholder, subject to any restrictions or qualifications set forth in the Certificate of Incorporation.

2.5.                            Quorum.  At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat (or a majority of the number of shares of stock entitled to vote as a class or series) present in person or by proxy, shall constitute a quorum for the transaction of business, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the DGCL, and provided further that once a quorum is established at a meeting as set forth hereunder, the quorum may not otherwise be eliminated during such meeting.  When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern.

2.6.                            List of Stockholders.  At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.  The list shall also be open to examination at the meeting as required by applicable law.  The stock ledger shall represent conclusive evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

2.7.                            Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may, subject to compliance with the provisions of Section 6.4 of these Bylaws, be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.  Prompt notice of the taking of any such corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.8.                            Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(i)                                     the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii)                                  such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice;

provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)                                     if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)                                  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)                               if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)                              if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent of the Corporation, or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.9.                            Business Considered by Stockholders at Annual Meetings.  The proposal of business to be considered by stockholders may be made at an annual meeting of stockholders by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder who (x) is  entitled to vote generally at such meeting and (y) is a stockholder of record at the time of giving of notice provided for in this Section 2.9 and at the time of the annual meeting; provided, however, that any such stockholder may bring such proposed business before all the stockholders for consideration at the annual meeting only if such proposed business constitutes a proper matter for stockholder action, and if written notice in proper form of such stockholder’s intent to bring such proposed business before all the stockholders for consideration at the annual meeting has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation not earlier than the close of business on the 90th and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, the close of business on the 10th day following the day on which public announcement of such annual meeting was made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, each such written notice must set forth must set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed to be brought (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person (as defined below) referred to in clause (iii), (ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock the Corporation (each of the foregoing, a “Derivative Instrument”), in each case that is, directly or indirectly, owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such stockholder, by such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner (for purposes of this Section 2.9 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, such beneficial owner if any, or any Associated Person of such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such stockholder, such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, (iv) a description of all arrangements or understandings between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and any person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder and any material interest of such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, (vi) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to the Corporation’s stockholders and/or otherwise to solicit proxies from stockholder in support of such business and (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business in a contested solicitation pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  Any such notice shall be supplemented to disclose the information referred to in clause (b) as of the record date and such supplement shall be delivered not later than five (5) business days after the record date.

Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, this Section 2.9 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. In the event that a stockholder attempts to bring business before a meeting without complying with the procedures set forth in this Section 2.9, such business shall not be transacted at such meeting. The Chairman of the Board of Directors shall have the power and the duty to determine whether any proposal to bring business before the meeting was made in accordance with the procedures set forth in this Section 2.9 and, if any business is not proposed in compliance with Section 2.9, to declare that such defective proposal shall be disregarded and that no action shall be taken on such proposed business.

For purposes of these Bylaws, an “Associated Person” of any stockholder or beneficial owner means (i) any affiliate or person acting in concert with such stockholder or beneficial owner and (ii) each director, officer, employee, general partner, manager of such stockholder or beneficial owner or any such affiliate or person with which such stockholder or beneficial owner is acting in concert.

2.10.                     Business Considered by Stockholders at Special Meetings.  The only business conducted at a special meeting of stockholders shall be that business brought before the meeting pursuant to the Corporation’s notice of meeting given in accordance with these Bylaws.

2.11.                     Conduct of Meetings.  At any meeting of stockholders, the Chairman of the Board of Directors, or in his or her absence, the President, or if neither such person is available, then a person designated by the Board of Directors, shall preside at and act as Chairman of the meeting.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Chairman of the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of any annual or special meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The Chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such Chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12.                     Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on which behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Agreement”), which Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request) (subject to any waivers or exemptions granted pursuant to a resolution of the majority of the disinterested members of the Board of Directors) and (ii) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

ARTICLE III
BOARD OF DIRECTORS

3.1.                            Powers.  The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

3.2.                            Election of Directors.  Each director shall be elected by the vote of the majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present; provided, however, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality vote. For purposes of this Section 3.2, a majority of the votes cast means the number of shares voted “for” the election of a director must exceed the number of votes cast “against” the election of that director. The Board of Directors has established procedures set forth in the Corporate Governance Guidelines under which in any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Committee (as defined in the Corporate Governance Guidelines) whether to accept or reject the resignation, or whether other action should be taken. Any vacancy resulting from the non-election of a director under this Section 3.2 may be filled by the Board of Directors as provided in the Certificate of Incorporation.  Each director elected under this Section is to serve until the election and qualification of his or her successor or until his or her earlier death, resignation, retirement, disqualification or removal from office.  Directors need not be stockholders, nor need they be residents of the State of Delaware.

3.3.                            Compensation.  The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at meetings of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation.  Directors shall in any event be paid their reasonable travel and other expenses for attendance at all meetings of the Board or committees thereof.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

3.4.                            Meetings and Quorum.  Meetings of the Board of Directors may be held either in or outside of the State of Delaware.  A quorum shall be at least a majority of the total number of directors.

Meetings other than regular meetings may be called at any time by the Chief Executive Officer or the Chairman of the Board of Directors and must be called by the Chief Executive Officer upon the request of a majority or more of the members of the Board of Directors.

Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least five days before the meeting or by delivering the same to him personally or by telephone, telegraph, facsimile or other electronic transmission at least two days before the meeting unless, in case of exigency, the Chairman of the Board of Directors or the Chief Executive Officer shall prescribe a shorter notice to be given personally.  Notice by mail shall be deemed to be given at the earlier of (a) receipt thereof, (b) one day after it is deposited with an overnight courier of national reputation with overnight service postage affixed thereon or (c) five days after it is deposited in the United States mail with first-class postage affixed thereon.  Notice to directors given by telegraph, facsimile or other electronic transmission to the address, number, email account or other reference supplied for the purpose of receiving such communications shall be deemed given upon the earlier of (i) the actual confirmation of such receipt by the director or (ii) the date and time the Corporation receives confirmation that the notice was successfully sent by the applicable means.  Personal and telephonic notice shall be deemed given at such a time as such notice is actually provided to the director.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, the Bylaws or by the order of the Board of Directors.

3.5.                            Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairperson thereof.  The Board of Directors may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee or dissolve it.  During the intervals between the meetings of the Board of Directors, the Executive Committee (if one shall have been constituted) shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation and under the Bylaws to the extent authorized by resolution adopted by a majority of the whole Board of Directors and subject to such limitations as may be imposed by the DGCL.

Each committee may determine its rules of procedure and the notice to be given of its meetings (although in the absence of any special notice procedure, the notice provisions of Section 3.4 hereof shall govern), and it may appoint such other committees and assistants as it shall from time to time deem necessary.  A majority of the members of the each committee shall constitute a quorum.

3.6.                            Chairman of the Board.  The Board of Directors may, at any time, by resolution passed by a majority of the entire Board of Directors elect a director to serve as the Chairman of the Board of Directors.  The Chairman of the Board of Directors shall serve in such capacity until the next annual meeting of the Board of Directors or until his successor is elected.  The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such powers and duties as may be conferred upon him by the Board of Directors.

3.7.                            Meetings via Remote Communications.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone call or other communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.8.                            Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing including by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.  The filing of such minutes shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS

4.1.                            Titles and Election.  The officers of the Corporation shall be the Chief Executive Officer, President and the Secretary, each of whom shall initially be elected as soon as convenient by the Board of Directors.  The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.  Any person may hold more than one office if the duties can be adequately performed by the same person and to the extent permitted by the DGCL.

The Board of Directors, in its discretion, may also at any time elect or appoint one or more Senior or Executive Vice Presidents, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier death, resignation, retirement, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or in case of officers, if not prescribed or determined by the Board of Directors, as the Chief Executive Officer or the then senior executive officer may prescribe or determine.  The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board may require.

4.2.                            Duties.  Subject to such limitations and other conditions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a)                                 Chief Executive Officer.  The Chief Executive Officer shall be charged with general supervision of the management, business, affairs and policy of the Corporation,

shall be the senior executive of the Corporation, shall report directly to the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.  The Chief Executive Officer shall (in the absence of the Chairman of the Board of Directors) preside at all meetings of the stockholders and, if he is a director, of the Board of Directors.

(b)                                 President.  The President shall exercise the powers and authority and perform all of the duties commonly incident to his or her office, shall report to the Chief Executive Officer and shall perform such other duties as the Board of Directors or Chief Executive Officer shall specify from time to time.

(c)                                  Vice Presidents.  The Vice President or Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.  In the absence or disability of the Chief Executive Officer, President, the Executive Vice Presidents in order of seniority, or if none, the Senior Vice Presidents in order of seniority, or if none, the Vice Presidents in order of seniority, may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

(d)                                 Secretary.  The Secretary or in his or her absence an Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him or her, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, shall perform all of the duties commonly incident to his or her office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(e)                                  Treasurer.  The Treasurer or in his or her absence an Assistant Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, securities, valuable papers and related documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the Chief Executive Officer), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office.  He or she shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.  He or she may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order.  He or she shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors.  The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the Chief Executive Officer of the Corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the Corporation.  In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(f)                                   Assistant Secretaries and Treasurers. Assistants to the Secretaries and Treasurers may be appointed by the Chief Executive Officer or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

4.3.                            Delegation of Authority.  The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.4.                            Compensation.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude such officer from receiving compensation or from voting upon the resolution providing the same.

ARTICLE V
RESIGNATIONS, VACANCIES AND REMOVALS

5.1.                            Resignations.  Any director or officer may resign at any time by giving written notice or by sending an electronic transmission thereof to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein or in these Bylaws, the acceptance of any resignation shall not be necessary to make it effective.

5.2.                            Vacancies.

(a)                                 Directors.  Any vacancy in the Board of Directors caused by reason of death, disqualification, incapacity, resignation, removal, increase in the authorized number of directors or otherwise, shall be filled in the manner provided in the Certificate of Incorporation.

(b)                                 Officers.  The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

5.3.                            Removals.

(a)                                 Directors.  Except as may otherwise be provided by the DGCL or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors.

(b)                                 Officers.  Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.

ARTICLE VI
CAPITAL STOCK

6.1.                            Shares of Stock.  The shares of the capital stock of the Corporation shall be represented by a certificate or shall be uncertificated and shall be entered in the books of the Corporation and registered as they are issued.  Certificates shall be signed by, or in the name of the Corporation by the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2.                            Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

6.3.                            Record Dates.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes (other than action by consent in writing without a meeting), the Corporation’s stock transfer books shall not be closed, but a record date may be set by the Board of Directors and, upon that date, the Corporation or its transfer agent shall take a record of the stockholders without actually closing the stock transfer books.  Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and such record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action (other than action by consent in writing without a meeting), shall not be more than sixty (60) days prior to such other action.

If no such record date is fixed by the Board of Directors: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, in their discretion, fix a new record date for the adjourned meeting.

6.4.                            Action by Written Consent.

(a)  For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date.  This written notice also shall include all information (including with respect to any beneficial owner on whose behalf such notice is delivered) that would be required to be delivered pursuant to Article 5, Section (5) of the Certificate of Incorporation or Article II, Section 2.9 of these Bylaws, as applicable, if the stockholder had been making a nomination or proposing business to be considered at a meeting of stockholders.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 6.4(a)).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 6.4(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a  meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 6.4(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b)  In the event of the delivery, in the manner provided by this Section 6.4 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 6.4 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.  Nothing contained in this Section 6.4(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 6.4, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 6.4 and applicable law, and not revoked.

6.5.                            Lost Certificates.  The Corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms as may be determined or authorized by the Board of Directors or the Executive Committee (if one has been appointed), or by the Chief Executive Officer, President or Secretary if the Board of Directors or the Executive Committee does not do so.

ARTICLE VII
FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

7.1.                            Fiscal Year.  The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

7.2.                            Bank Deposit, Checks, Etc.  The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors.  The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VIII
BOOKS AND RECORDS

8.1.                            Place of Keeping Books.  The books and records of the Corporation may be kept within or outside of the State of Delaware and may be kept in paper form or by means of any information storage device that can be converted into clearly legible paper form within a reasonable period of time.

8.2.                            Examination of Books.  Except as may otherwise be provided by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation (converted into paper form as necessary) are to be open to the inspection of any stockholder.  No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX
NOTICES AND WAIVERS

9.1.                            Requirements of Notice.  Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, except as otherwise provided in Section 3.4 hereof, it shall not mean personal notice unless so specified, but such notice may be given (i) in writing by depositing the same in a post office, letter box or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed or (ii) if applicable, as provided in Section 2.8 hereof.

9.2.                            Waivers.  Any stockholder, director or officer may, in writing or by electronic transmission, at any time waive any notice or other formality required by law, the Certificate of Incorporation or these Bylaws.  Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice.  Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by law, the Certificate of Incorporation or these Bylaws, unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.

ARTICLE X
SEAL

The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word “SEAL” enclosed in parentheses or brackets.  The corporate seal of the Corporation shall not be necessary to validate or authenticate any instrument duly executed by the Corporation or to render any such instrument enforceable against the Corporation.

ARTICLE XI
POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without the power of substitution.

In the absence of any action by the Board of Directors, any officer of the Corporation may execute, for and on behalf of the Corporation, waivers of notice of meetings of stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Corporation may hold voting securities.

ARTICLE XII
INDEMNIFICATION

12.1.                     Indemnification.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all liability and loss suffered and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply (i) to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after either (x) the Indemnitee has obtained the approval thereof by the Board, or (y) a Change in Control (as hereinafter defined in Section 12.5(e) has occurred), or (ii) under circumstances in which such indemnification is prohibited by the DGCL or other applicable law. Any director or officer of the Corporation entitled to indemnification as provided in this Section 12.1 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification under this Article XII shall be a contract right.

12.2.                     Prepayment of Expenses.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, shall pay the expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended, and the other provisions of this Article XII, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that Indemnitee is not entitled to be indemnified under this Article XII or otherwise.

12.3.                     Insurance, Contracts and Funding.  The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 12.1 or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in such Section, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity providing indemnification and advancement of expenses and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article XII, by statute, by agreement or otherwise.

12.4.                     Indemnification Not Exclusive Right; Beneficiaries of Rights.  The rights conferred on any Indemnitee by this Article XII shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled or provided under any statute, provision of the certificate of incorporation or these bylaws, agreement, vote of stockholders or Disinterested Directors (as hereinafter defined in Section 12.5(e)) or otherwise, and the provisions of this Article XII shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article XII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article XII, whether arising from acts or omissions occurring before or after such adoption.

12.5.                     Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation, of the foregoing provisions of this Article XII, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article XII:

(a)                                 Advancement of Expenses. All reasonable expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article XII.  Notwithstanding the foregoing, unless a Change in Control has occurred, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before the making of the determination described in subparagraph (b)(ii) of this Section 12.5, the Board or Independent Counsel (as hereinafter defined in Section 12.5(e)), find by a preponderance of the evidence then available that the Indemnitee has not met the required standards of conduct as specified in the DGCL.

(b)                                 Procedure for Determination of Entitlement to Indemnification.

(i)                                     To obtain indemnification under this Article XII, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee describing such indemnification claim or loss as resulted from final disposition of the Proceeding and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii)                                  The Indemnitee’s entitlement to indemnification under this Article XII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 12.5(e)), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 12.5(e)) if (x) a Change in Control shall have occurred and the Indemnitee so requests, or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; or (C) as provided in Section 12.5(c).

(iii)                               In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12.5(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Board does not reasonably object.

(c)                                  Presumptions and Effect of Certain Proceedings.  Except as otherwise expressly provided in this Article XII, the Indemnitee shall be presumed to be entitled to indemnification under this Article XII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 12.5(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 12.5(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 45 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless such indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article XII, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the required standards of conduct as specified in the DGCL.

(d)                                 Remedies of Indemnitee.

(i)                                     In the event that a determination is made pursuant to Section 12.5(b) that the Indemnitee is not entitled to indemnification under this Article XII, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) the Chancery Court of the State of Delaware or any other court of competent jurisdiction or (y)

an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving by a preponderance of evidence that the Indemnitee is not entitled to indemnification under this Article XII.

(ii)                                  If a determination shall have been made or deemed to have been made, pursuant to Section 12.5(b) or (c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made.  The Corporation shall be conclusively bound by such determination or deemed determination unless (A) the Indemnitee misrepresented or failed to disclose in the request for indemnification or in the Supporting Documentation a material fact that if not misrepresented or failed to be disclosed would have established that the Indemnitee has not met the required standards of conduct as specified by the DGCL or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 12.5(a) or (Y) payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 12.5(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification.

(iii)                               The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12.5(d) that the procedures and presumptions of this Article XII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article XII.

(iv)                              In the event that the Indemnitee, pursuant to this Section 12.5(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article XII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)                                  Definitions.  For purposes of this Article XII:

(i)                                     “Authorized Officer” means any one of the Chief Executive Officer, the President, or any Executive Vice President.

(ii)                                  “Change in Control” means the occurrence of any of the following:  (i)(a) the Corporation consolidates with, or merges with or into, another Person, (b) there is a merger, reorganization, consolidation, share exchange or other transaction involving the Voting Stock of the Corporation, (c) the Corporation sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Corporation to any Person, (d) any Person consolidates with, or merges with or into, the Corporation, or (e) any similar event where with respect to each of the events described in (a) through (e) the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, except that none of the foregoing events will constitute a Change in Control where the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee Person and the beneficial owners of the Voting Stock of the Corporation immediately before such event own, directly or indirectly, Voting Stock representing more than 50 percent of the aggregate voting power of the Voting Stock of the surviving or transferee Person immediately after such event; (ii) any transaction that results in any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, beneficially owning Voting Stock of the Corporation representing, directly or indirectly, more than 50 percent of the aggregate voting power of the Voting Stock of the Corporation; (iii) the approval by the holders of the Voting Stock of the Corporation of any plan or proposal for liquidation or dissolution of the Corporation; (iv) a majority of the Directors on the Board are not Incumbent Directors; or (v) the consummation of any other transaction that a majority of the Board, in its sole and absolute discretion, determines constitutes a Change in Control.

(iii)                               “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iv)                              “Incumbent Directors” means the individuals who, as of January 22, 2004, are directors of the Corporation and any individual becoming a Director subsequent to such date whose election, nomination for election by the Corporation’s stockholders or appointment was approved by a majority of the Incumbent Directors.

(v)                                 “Independent Counsel,” with respect to a claim for indemnification as to any particular Proceeding, means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation (other than in a similar role with respect to others determinations of eligibility for indemnification) or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article XII.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article XII.

(vi)                              “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

(vii)                           “Voting Stock” means with respect to any specified Person any class or classes of stock of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of the specified Person.

12.6.                     Severability.  If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XII (including, without limitation, all portions of any paragraph of this Article XII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XII (including, without limitation, all portions of any paragraph of this Article XII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12.7.                     Indemnification of Employees Serving as Directors.  The Corporation, to the fullest extent provided in this Article XII with respect to the indemnification of directors and officers of the Corporation, shall indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a “Subsidiary Director”) or (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a “Requested Employee”), against all liability and loss suffered and expenses (including attorneys’ fees), actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article XII with respect to the advancement of expenses of directors and officers of the Corporation.

12.8.                     Indemnification of Employees and Agents.  Notwithstanding any other provision or provisions of this Article XII, the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or

was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of a Covered Entity against all liability and loss suffered and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article XII with respect to the advancement of expenses of directors and officers of the Corporation.

ARTICLE XIII
AMENDMENTS

Except as provided otherwise by the laws of the State of Delaware or the Certificate of Incorporation, these Bylaws may be amended or repealed either:

(a)                                 At any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article II of these Bylaws; provided that the notice of such meeting of stockholders or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal; or

(b)                                 At any meeting of the Board of Directors by a majority vote of the directors then in office, except for the provisions authorizing actions by more than a majority of the directors in which case such provision may be amended or repealed by such number of directors as are required at act pursuant to such provision.

ARTICLE XIV
INCONSISTENT PROVISIONS

If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, Delaware Law or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.